Exhibit 10.5

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of                 , 2003, between UNION PACIFIC CORPORATION, a Utah corporation (“UPC”), and OVERNITE CORPORATION, a Virginia corporation (the “Company”).

WHEREAS, UPC and the Company have entered into a Stock Purchase and Indemnification Agreement (the “Stock Purchase Agreement”) dated as of                 , 2003, pursuant to which UPC has agreed to sell to the Company all the issued and outstanding shares of common stock of OVERNITE HOLDING, INC. (“OHI”), par value $0.01 per share (the “OHI Shares”), and the Company has agreed to purchase the OHI Shares (the “Divestiture Transaction”) in exchange for consideration that will include                  shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), all on the terms and subject to the conditions set forth in the Stock Purchase Agreement;

WHEREAS, immediately following the Divestiture Transaction, UPC intends to sell the shares of Common Stock it will receive in the Divestiture Transaction in a public offering (the “Offering”);

WHEREAS, immediately following the consummation of the Offering, UPC will own approximately                  of the outstanding shares of Common Stock (and will own none of the outstanding shares of Common Stock if the underwriters exercise their over-allotment option in full in accordance with the terms of the underwriting agreement relating to the Offering (the “Underwriting Agreement”); and

WHEREAS, if the Offering is completed without UPC divesting itself of 100% of the Common Stock it will own following the Divestiture Transaction, UPC and the Company desire to make certain arrangements to provide UPC with registration rights with respect to all of the shares of Common Stock it will hold following the Offering.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and, intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Effectiveness of Agreement.

1.1 Effective Date. This Agreement shall become effective upon the date of consummation of the Offering (the “Effective Date”).

1.2 Shares Covered. This Agreement covers those shares of Common Stock that will be received by UPC in the Divestiture Transaction and are not sold in the Offering (including upon the exercise by the underwriters of the over-allotment option) (subject to the provisions of Section 7, the “Shares”). The “Shares” shall include any securities issued or issuable with respect to the Shares by way of a stock dividend or a stock split or in connection with a combination of shares, merger, consolidation or any other recapitalization or reorganization. The “Shares” shall not include any shares of

Common Stock acquired by UPC or any Permitted Transferee after the completion of the Divestiture Transaction.

UPC and any of its Permitted Transferees (as defined in Section 2.5) are each referred to herein as a “Holder” and collectively as the “Holders”, and the Holders of Shares proposed to be included in any registration under this Agreement are each referred to herein as a “Selling Holder” and collectively as the “Selling Holders”.

Section 2. Demand Registration.

2.1 Notice. Upon the terms and subject to the conditions set forth herein, upon written notice (the “Demand Notice”) of any Holder requesting that the Company effect the registration under the Securities Act of 1933 (the “Securities Act”), of any or all of the Shares held by it, which notice shall specify the intended method or methods of disposition of such Shares (which methods may include, without limitation, a Shelf Registration or an Exchange Registration (as such terms are defined in Section 2.6)), the Company will promptly give written notice of the proposed registration to all other Holders and will use its reasonable best efforts to effect as soon as practicable the registration under the Securities Act of such Shares (and the Shares of any other Holders joining in such request as are specified in a written notice received by the Company within 20 days after receipt of the Company’s written notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request (each registration request pursuant to this Section 2.1 is sometimes referred to herein as a “Demand Registration”); provided, however, that:

(a) the Company shall not be obligated to effect registration with respect to Shares pursuant to this Section 2 within 90 days after the effective date of a previous registration;

(b) if, within 60 days following a Demand Notice, the Company determines in the good faith judgement of the general counsel or the Board of Directors of the Company that such registration would reasonably be expected to have a material adverse effect on any proposal or plans by the Company or any of its subsidiaries to engage in any material acquisition, merger, consolidation, tender offer, other business combination, reorganization, securities offering or other material transaction, the Company may postpone for up to 60 days the filing or effectiveness of such registration; provided, however, that the Company may delay a Demand Registration hereunder only twice in any 12 month period;

(c) except in the case of an Exchange Registration, the number of Shares registered pursuant to any registration requested pursuant to this Section 2 shall have an aggregate offering price of at least $                 million, calculated as the product of (x) the Closing Sale Price for a share of Common Stock on the trading day immediately prior to the date of the Demand Notice and (y) the number of Shares required to be included in the Demand Registration as referenced in the Demand Notice. For purposes of this Agreement, the term “Closing Sale Price” with respect to a share of Common Stock on a particular date shall mean the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported by the Nasdaq National Market or by the National Quotation Bureau Incorporated (each, “NASDAQ”) or, if the shares of Common Stock are not quoted on NASDAQ, as reported in composite transactions for the principal United States securities exchange on which shares of Common Stock are traded. If the Common Stock is not reported on any United States securities exchange, the board of directors of the Company shall determine the Closing Sale Price in good faith and on a basis it considers reasonable and appropriate under the circumstances. The Closing Sale Price shall be determined without reference to extended or after hours trading;

(d) if a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Shares requested to be included in such offering exceeds the number of Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration (which range shall be set forth in the Demand Notice) or without materially adversely affecting the market for the Common Stock, the Company shall include in such registration the number of Shares requested to be included therein which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering and without materially adversely affecting the market for the Common Stock, pro rata among the respective Holders thereof on the basis of the amount of Shares owned by each Holder requesting inclusion of Shares in such registration; and

(e) the Holders shall have not have already made a total of two Demand Registrations prior to delivery of the Demand Notice, provided, however, that any Demand Registration may be withdrawn by the Holder that instituted such Demand Registration and, to the extent so withdrawn, such Demand Registration shall no longer be considered to have been made for purposes of calculating the total number of previously made Demand Registrations pursuant to this clause (e).

2.2 Registration Expenses. All Registration Expenses (as defined in Section 8) for any registration requested pursuant to this Section 2 (including any registration that is delayed or withdrawn) shall be paid by the Selling Holders pro rata based upon the number of shares each Selling Holder is including in the applicable registration.

2.3 Selection of Professionals. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided, however, that if such Holders select an investment banker or manager that was not one of the managers of the Offering, such investment banker or manager shall not administer such offering if the Company reasonably objects thereto. The Holders of a majority of the Shares included in any Demand Registration shall have the right to select the financial printer, the solicitation and/or exchange agent (if any) and one counsel for the Selling Holders. The Company shall select its own outside counsel and independent auditors.

2.4 Third Person Shares. The Company shall have the right to cause the registration of securities for sale for the account of any Person (including the Company) other than the Selling Holders (the “Third Person Shares”) in any registration of the Shares requested pursuant to this Section 2 so long as the Third Person Shares are disposed of in accordance with the intended method or methods of disposition requested pursuant to this Section 2; provided, however, that the Company shall not have the right to cause the registration of such securities of such other Persons if the registration requested pursuant to this Section 2 is an Exchange Registration.

If a Demand Registration in which the Company proposes to include Third Person Shares is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Shares and Third Person Shares requested to be included in such offering exceeds the number of Shares and Third Person Shares which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Shares initially requesting such registration or without materially adversely affecting the marketability of the offering or the market for the Common Stock, the Company shall not include in such registration any Third Person Shares unless all of the Shares initially requested to be included therein are so included.

2.5 Permitted Transferees. As used in this Agreement, “Permitted Transferees” shall mean any transferee, whether direct or indirect, of at least 50% of the total outstanding Shares of the date hereof designated by UPC (or a subsequent holder) in a written notice to the Company as provided for in Section 9.7. Any Permitted Transferees of the Shares shall be subject to and bound by all of the terms and conditions herein applicable to Holders. The notice required by this Section 2.5 shall be signed by both the transferring Holder and the Permitted Transferees so designated and shall include an undertaking by the Permitted Transferees to comply with the terms and conditions of this Agreement applicable to Holders.

2.6 Shelf Registration; Exchange Registration. With respect to any Demand Registration, the requesting Holders may request the Company to effect a registration of the Shares: (a) under a registration statement pursuant to Rule 415 under the Securities Act (or any successor rule) (a “Shelf Registration”) or (b) in connection with such Holders’ offer to exchange the Shares for any debt or equity securities of such Holders, a subsidiary or affiliate thereof or any other Person (an “Exchange Registration”).

2.7 SEC Form. The Company shall use its reasonable best efforts to cause Demand Registrations to be registered on Form S-3 (or any successor form), and if the Company is not then eligible under the Securities Act to use Form S-3, Demand Registrations shall be registered on Form S-1 (or any successor form). If a Demand Registration is an Exchange Registration, the Company shall effect such registration on the appropriate Form under the Securities Act for such registrations. The Company shall use its commercially reasonable efforts to become eligible to use Form S-3 and, after becoming eligible to use Form S-3, shall use its commercially reasonable efforts to remain so eligible.

2.8 Other Registration Rights. The Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, unless in the good faith judgment of the Company at the time of such grant such rights are consistent with the rights granted under this Agreement and do not otherwise materially adversely affect or materially adversely restrict the rights granted hereunder to UPC or its Permitted Transferees.

Section 3. Piggyback Registrations.

3.1 Notice and Registration. If the Company proposes to register any of its securities for public sale under the Securities Act (whether proposed to be offered for sale by the Company or any other Person), on a form and in a manner which would permit registration of the Shares for sale to the public under the Securities Act (a “Piggyback Registration”), it will give prompt written notice to the Holders of its intention to do so, and upon the written request (the “Piggyback Request”) of any or all of the Holders delivered to the Company within 20 days after the giving of any such notice (which request shall specify the Shares intended to be disposed of by such Holders), the Company will use its reasonable best efforts to effect, in connection with the registration of such other securities, the registration under the Securities Act of all of the Shares which the Company has been so requested to register by such Holders (which shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the same method of disposition as the Company proposes to use to dispose of the other securities) of the Shares to be so registered; provided, however, that:

(a) if, at any time after giving such written notice of its intention to register any of its other securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such other securities, the Company may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders’ written request described above in this Section 3.1, the Holders) and thereupon the Company shall be relieved of its obligation to register such Shares in connection with the registration of such other securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 3.3), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request (subject to the terms and conditions of Section 2) that such registration be effected as a registration under Section 2;

(b) the Company shall not be required to effect any registration of the Shares under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, corporate reorganizations, dividend reinvestment plans or stock option or other employee benefit plans of the Company;

(c) if a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Shares requested to be included in such registration, pro rata among the Holders of such Shares on the basis of the number of Shares owned by each such Holder and (iii) third, any other securities requested to be included in such registration; and

(d) if a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities entitled to demand registration thereof and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering or the market for the Common Stock, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities owned by each such holder and (ii) second, any other securities requested to be included in such registration.

No registration of the Shares effected under this Section 3 shall relieve the Company of its obligation to effect a registration of Shares pursuant to Section 2.

3.2 Selection of Professionals. If any Piggyback Registration is an underwritten offering and any of the investment banker(s) or manager(s) selected to administer the offering was not one of the managers of the Offering, such investment banker or manager shall not administer such offering if the Holders of a majority of the Shares included in such Piggyback Registration reasonably object thereto. The Holders of a majority of the Shares included in any Piggyback Registration shall have the right to select one counsel for the Selling Holders. The Company shall select its own outside counsel and independent auditors.

3.3 Registration Expenses. The Company will pay all of the Registration Expenses in connection with any registration pursuant to this Section 3.

Section 4. Registration Procedures.

4.1 Registration and Qualification. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any of the Shares under the Securities Act as provided in Sections 2 and 3, including an underwritten offering pursuant to a Shelf Registration, the Company will as promptly as is practicable:

(a) prepare and file with the SEC a registration statement with respect to such Shares and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplement thereto, the Company shall furnish to the counsel selected by the Holders of a majority of the Shares covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) except in the case of a Shelf Registration or Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares until the earlier of (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or (ii) the expiration of nine months after such registration statement becomes effective;

(c) in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the earlier of (i) 18 months after the effective date of such registration statement and (ii) the date on which all the Shares subject thereto have been sold pursuant to such registration statement (the “Shelf Effective Period”);

(d) in the case of an Exchange Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares subject thereto;

(e) furnish to the Selling Holders and to any underwriter of such Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

(f) register or qualify all of the Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States or Canada as the Selling Holders or any underwriter of such Shares shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Shares covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(g) (i) furnish to the Selling Holders, addressed to them, an opinion of counsel for the Company and (ii) use its commercially reasonable efforts to furnish to the Selling Holders, addressed to them, a “cold comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request, in each case, in form and substance and as of the dates reasonably satisfactory to the Selling Holders;

(h) immediately notify the Selling Holders, at any time when a prospectus relating to a registration pursuant to Section 2 or 3 is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, following such event, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(i) permit any Selling Holder which Selling Holder, in its sole and exclusive judgment after consultation with counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel and the Company and its counsel should be included;

(j) to make reasonably available members of management of the Company, as selected by the Holders of a majority of the Shares included in such registration, for assistance in the selling effort relating to the Shares covered by such registration, including, but not limited to, the participation of such members of the Company’s management in road show presentations;

(k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order; and

(l) use its commercially reasonable efforts to cause Shares covered by such registration statement to be registered with or approved by such other government agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares in the United States and Canada.

The Company may require the Selling Holders to promptly furnish the Company with such information regarding the Selling Holders and the distribution of such Shares as the Company may from time to time reasonably, as shall be required by law, the SEC or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration or as is otherwise necessary or appropriate in the reasonable opinion of the Company and its counsel. In addition, upon request by the Company, the Selling Holders shall furnish a legal opinion in form and substance customarily given to underwriters in an underwritten public offering that includes shares being sold by Selling Holders.

4.2 Underwriting. If requested by the underwriters for any underwritten offering in connection with a registration requested hereunder (including any registration under Section 3 which involves, in whole or in part, an underwritten offering), the

Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 6 and the provision of opinions of counsel and accountants’ letters to the effect and to the extent provided in Section 4.1(g). The Company may require that the Shares requested to be registered pursuant to Section 3 be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration; provided, however, that no Selling Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof or as may be required by the underwriters to proceed with the underwritten offering. The Selling Holders shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders.

4.3 Blackout Periods for Shelf Registrations.

(a) At any time when a Shelf Registration effected pursuant to Section 2 relating to the Shares is effective, upon written notice from the Company to the Selling Holders that the Company determines in the good faith judgment of the general counsel or the Board of Directors of the Company that the Selling Holders’ sale of the Shares pursuant to the Shelf Registration would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on the Company or the Company is unable to comply with SEC requirements (an “Information Blackout”), the Selling Holders shall suspend sales of the Shares pursuant to such Shelf Registration until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material, (ii) 90 days after the making of such good faith determination or (iii) such time as the Company notifies the Selling Holders that sales pursuant to such Shelf Registration may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a “Sales Blackout Period”).

(b) If there is an Information Blackout and the Selling Holders do not notify the Company in writing of their desire to cancel such Shelf Registration, the period set forth in Section 4.1(c)(i) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

4.4 Listing. In connection with the registration of any offering of the Shares pursuant to this Agreement, the Company agrees to use its reasonable best efforts to effect the listing of such Shares on any securities exchange on which any shares of the Common Stock are then listed or otherwise facilitate the public trading of such Shares.

4.5 Holdback Agreements.

(a) The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration) or a Piggyback Registration, except pursuant to registrations on Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(b) If the Holders of Shares notify the Company in writing that they have firm plans to effect an underwritten sale of Shares registered pursuant to a Shelf Registration pursuant to Section 2 hereof, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, during the period commencing upon receipt of such notice and ending upon the earlier of the abandonment of such offering or the end of the period designated by the managing underwriters involved in such offering (such period so designated not to exceed 90 days from the date of the related underwriting agreement), except sales or distributions pursuant to employee benefit plans, sales or distributions pursuant to a dividend reinvestment plan, or sales or distributions in connection with the merger with or acquisition of another entity or the acquisition of assets of another entity or unless such underwriters otherwise agree.

(c) If the Company completes an underwritten registration with respect to any of its securities (whether offered for sale by the Company or any other Person) on a form and in a manner that would have permitted registration of the Shares and no Holder requested the inclusion of any Shares in such registration, the Holders shall not effect any public sales or distributions of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, until the termination of the holdback period required from the Company by any underwriters in connection with such previous registration, but in no event more than 90 days from the effective date of such registration.

Section 5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering the Shares under the Securities Act and each sale of the Shares thereunder, the Company will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, reasonable access during normal business hours to its financial and other records, pertinent corporate documents and properties of the Company and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be reasonably necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Selling Holders will use reasonable best efforts not to disrupt operations at the Company in connection with any such investigation.

Section 6. Indemnification and Contribution.

(a) In the event of any registration of any of the Shares hereunder, the Company will enter into customary indemnification arrangements to indemnify and hold harmless each of the Selling Holders, each of their respective directors and officers, each Person (as defined in (e) below) who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act (collectively, the “Covered Persons”) against any losses, claims, damages, liabilities and expenses, joint or several, to which such Person may be subject under the Securities Act or otherwise insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any related registration statement filed under the Securities Act, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such Covered Person, as incurred, for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus or final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Holder, such underwriter or any other Covered Person specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Covered Person and shall survive the transfer of such securities by the Selling Holders; provided, however, that any Selling Holder that has knowledge of any fact that is reasonably expected to give rise to rights of indemnification hereunder shall immediately inform the

Company in writing of the existence of such fact. The Company also shall agree to provide for contribution as shall reasonably be requested by the Selling Holders or any underwriters in circumstances where such indemnity is held unenforceable.

(b) Each of the Selling Holders, by virtue of exercising its respective registration rights hereunder, agree and undertake to enter into customary indemnification arrangements to indemnify and hold harmless (in the same manner and to the same extent as set forth in clause (a) of this Section 6) the Company, its directors and officers, each Person who participates as an underwriter in the offering or sale of such securities, each officer and director of each underwriter, and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, if such statement or omission is contained in written information furnished by such Selling Holder or its counsel to the Company specifically for inclusion in such registration statement or prospectus; provided, however, that the obligation to indemnify shall be individual, not joint and several, for each Selling Holder and shall be limited to the net amount of proceeds received by such Selling Holder from the sale of Shares pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or Person and shall survive the transfer of the registered securities by the Selling Holders. The Selling Holders also agree to provide for contribution as shall reasonably be requested by the Company or any underwriters in circumstances where such indemnity is unenforceable.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give prompt notice shall not impair any Person’s rights to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and the Selling Holders with respect to any required registration or other qualification of such Shares under any federal or state law or regulation of governmental authority other than the Securities Act.

(e) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity, or any department, agency or political subdivision thereof.

Section 7. Benefits and Termination of Registration Rights. The Holders may exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to any particular Shares and such securities shall cease to be Shares when: (a) a registration statement with respect to the sale of such Shares shall have become effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement; (b) such Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) such Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force; (d) such Shares shall have ceased to be outstanding, and (e) when such Shares become eligible for sale pursuant to Rule 144(k) under the Securities Act (or any successor provision).

Section 8. Registration Expenses. As used in this Agreement, the term “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following: (a) all registration and filing fees; (b) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares to be disposed of under the Securities Act; (c) the fees, disbursements and expenses of the Selling Holders’ counsel and advisors in connection with the registration of the Shares to be disposed of under the Securities Act; (d) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers and directly to shareholders in the case of an Exchange Registration; (e) the cost of printing and producing any agreements among underwriters, underwriting agreements, and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of the Shares to be disposed of; (f) all expenses in connection with the qualification of the Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys; (g) the filing fees incident to securing any required review by the Nasdaq Stock Market and any other securities exchange on which the Common Stock is then traded or listed of the terms of the sale of the Shares to be disposed of and the trading or listing of all such Shares on each such exchange; (h) the costs of preparing stock certificates; (i) the costs and charges of the Company’s transfer agent and registrar; and (j) the fees and disbursements of any custodians, solicitation agents, information agents and/or exchange agents. Registration Expenses shall not include (i) underwriting discounts and underwriters’ commissions attributable to the Shares being registered for sale on behalf of the Selling Holders, (ii) stock transfer taxes, (iii) the fees, disbursements and expenses of the Selling Holders’ advisors (other than one outside legal counsel) in connection with the registration of the Shares to be disposed of under the Securities Act and (iv) the cost of producing any agreements among the underwriters, underwriting agreements, investment memorandum, any selling agreements and any amendment thereto or other documents in connection therewith, each of which expenses shall be paid by the Selling Holders, (collectively, the “Selling Expenses”).

Section 9. Miscellaneous.

9.1 No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any agreement with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially adversely affect the ability of the Holders of Shares to include such Shares in a registration undertaken pursuant to this Agreement.

9.2 Complete Agreement. Except as otherwise set forth in this Agreement, this Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

9.3 Authority. Each of the parties hereto represents to the other that (i) it has the corporate power and authority to execute, deliver and perform this Agreement, (ii) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (iii) it has duly and validly executed and delivered this Agreement, and (iv) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

9.4 Assignment. This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and with respect to the Company, its respective successors and assigns, and any Permitted Transferees.

9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding conflicts of laws) as to all matters of validity, construction, effect, performance and remedies, executed in and to be performed in that State.

9.6 Severability. In the event that any part of this Agreement is declared by a court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

9.7 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to UPC:

Union Pacific Corporation

1416 Dodge Street

Omaha, Nebraska 68179

Attn: Senior Vice President and General Counsel

Facsimile:

If to any other Holder, the address indicated for such Holder in the Company’s stock transfer records with a copy, so long as UPC owns any Shares, to UPC as provided above.

If to the Company:

Overnite Corporation

1000 Semmes Avenue

Richmond, VA 23224

Attn: Senior Vice President and Chief Financial Officer

Attn: Senior Vice President and General Counsel

Facsimile:

Any party may change its address for the purpose of this Section 9.7 by giving the other party written notice of its new address in the manner set forth above.

9.8 Remedies. Each of UPC and the Company shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of UPC and the Company acknowledges and agrees that under certain circumstances the breach by UPC or any of its affiliates or the Company or any of its affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

9.9 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the Company and the Holders granting such waiver. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

9.10 Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by the Company and the Holders of a majority of the Shares.

9.11 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only, are not part of the agreement of the parties hereto, and shall not affect the meaning or interpretation of this Agreement. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section” shall be deemed to refer to a section of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

9.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

UNION PACIFIC CORPORATION

By:

Name: Title:

OVERNITE CORPORATION

By:

Name: Title:

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